                                                                EXHIBIT 10.14(a)


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is made and entered into as of June 19, 2002, (the "EFFECTIVE DATE") by and between Cinemark, Inc., a Delaware corporation (the "COMPANY") and Lee Roy Mitchell (the "EXECUTIVE").

                                   WITNESSETH:

         WHEREAS, the Company and the Executive desire to enter into an employment arrangement and this Agreement to assure the Company of the continuing and exclusive service of the Executive and to set forth the terms and conditions of the Executive's employment with the Company.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

         1. Employment.

                  1.1 Title and Duties. The Company hereby employs the Executive as Chairman and Chief Executive Officer of the Company. The Executive's duties, responsibilities and authority shall be normal, customary, and consistent with the Executive's position and shall include serving in a similar capacity with Cinemark USA, Inc. and such other duties, responsibilities and authority as may be mutually agreed upon by the Executive and the Board of Directors of the Company (the "BOARD"). The Executive shall report directly to the Board of Directors of the Company. Should, commencing with the 2003 annual meeting of stockholders of the Company and continuing throughout the Term of this Agreement, Executive not be nominated to serve (or, if nominated, not be elected to serve) as Chairman of the Board, then Executive may, as provided in Section
4.4 of this Agreement, terminate Executive's employment hereunder, which termination shall be deemed to be for Good Reason, as defined in Section 4.4.

                  1.2 Services and Exclusivity of Services. Except as provided otherwise herein, Executive shall devote Executive's best efforts, skill and attention to the business and affairs of the Company. Notwithstanding the foregoing, Executive may engage in other activities including religious, charitable, or other communities activities, service on other boards of directors, investment activities and other business activities in any industry as long as such services and activities do not materially interfere with Executive's performance of Executive's duties as provided in this Agreement.

                  1.3 Location of Office. The Company shall make available to the Executive an office and support services in the Dallas/Plano, Texas area. The Executive's main office shall be at such Dallas/Plano location.

         2. Term. The term of this Agreement (the "TERM") shall commence as of the Effective Date and shall continue for a period of three (3) years thereafter; provided, however, that at the end of each year, the Term shall be extended for an additional one-year period unless the Executive's employment with the Company is terminated in accordance with Section 4. References in this Agreement to the "balance of the Term" shall mean the period of time



EMPLOYMENT AGREEMENT                                                     Page 1

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remaining on the scheduled Term of this Agreement after giving effect to the most recent extension of the Term occurring prior to any termination of this Agreement.

         3. Compensation.

                  3.1 Base Salary. During the Term, the Company will pay to the Executive a base salary at the rate of Six Hundred Fifty Thousand Dollars ($650,000.00) per year, payable in accordance with the Company's practices in effect from time to time ("BASE SALARY"). Amounts payable shall be reduced by standard withholding and other authorized deductions. Such Base Salary shall be reviewed for increase (but not decrease) in the sole discretion of the Board or such individual, group or committee that the Board may select as its delegate not less frequently than annually during the Term. In conducting any such review, the Board or such delegate shall consider and take into account, among other things, any change in the Executive's responsibilities, performance of the Executive, and compensation of other senior executives of the other comparable companies and other pertinent factors. The Executive's Base Salary shall not be decreased except upon mutual agreement between Executive and the Company.

                  3.2 Bonuses; Incentive, Savings and Retirement Plans; Welfare Benefit Plans.

                           (a) The Executive shall be entitled to participate in all annual and long-term bonuses and incentive, savings and retirement plans generally available to other senior executive employees of the Company. The Executive, and the Executive's family as the case may be, shall be eligible to participate in and receive all benefits under welfare benefit plans, practices, programs and policies provided to other senior executive employees of the Company, including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs. The Company reserves the right to modify, suspend or discontinue any and all of its benefits referred to in this Section 3.2 at any time without recourse by the Executive so long as such action is taken generally with respect to other senior executives and does not single out the Executive.

                           (b) For each fiscal year during the Term, commencing with the fiscal year ended December 31, 2002, Executive shall be entitled to receive an annual incentive cash bonus (the "ANNUAL BONUS") based upon Company EBITDA targets established by the Board (or such individual, group or committee that the Board may select as its delegate) using the criteria set forth on Schedule 3.2(b) attached hereto. All such annual cash incentive bonus payments shall be payable within 90 days after the end of the fiscal year during which the criteria for payment of the Annual Bonus are achieved and shall be reduced by standard withholding and other authorized deductions.

                  3.3 Fringe Benefits. The Executive shall be entitled to receive fringe benefits consistent with the Executive's duties and position, and in accordance with the benefits provided to other senior executive employees of the Company. The Company reserves the right to modify, suspend or discontinue any and all of its fringe benefits referred to in this Section 3.3 at any time without recourse by the Executive so long as such action is taken generally with respect to other senior executives and does not single out the Executive.



EMPLOYMENT AGREEMENT                                                     Page 2

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                  3.4 Expenses. The Executive shall be entitled to reimbursement for expenses incurred in the furtherance of the business of the Company in accordance with the Company's practices and procedures, as they may exist from time to time. The Executive shall keep complete and accurate records of all expenditures such that the Executive may fully account according to the Company's practices and procedures.

                  3.5 Vacation. The Executive shall be entitled to paid vacations and other absences from work that are reasonably consistent with the performance of the Executive's duties as provided in this Agreement; provided, however, that Executive will be provided a minimum of eight (8) weeks of paid vacation in each calendar year of the Company. Such vacations and absences shall be not less than those generally provided to other senior executive employees.

                  3.6 Country Club Entertainment Benefit. The Company shall, if Executive so requests, provide Executive with a country club membership at a country club selected by Executive and pay or reimburse Executive for all charges for goods and services incurred relating to the Company's business and for all membership costs and dues incurred with regard thereto by or on behalf of Executive.

                  3.7 Automobile Allowance. The Company shall provide Executive with a company car, which car shall be a full size current model luxury automobile or other car selected by Executive.

                  3.8 Life Insurance. The Company shall pay the premiums on, and maintain, in effect throughout the Term of this Agreement, a whole life insurance policy on the life of Executive in an amount of not less than Five Million Dollars ($5,000,000.00). Executive shall have the right to designate the beneficiary under such policy.

                  3.9 Disability Insurance. The Company shall pay the premiums on, and maintain in effect throughout the Term of this Agreement, long-term disability insurance providing for payment of benefits at rates not less than sixty-six percent (66%) of Executive's Base Salary.

                  3.10 Board Service. Executive agrees to serve as the Chairman of the Board provided he is forever indemnified for serving in such capacities as set forth in the Indemnification Agreement, which indemnity shall survive the termination of the Indemnification Agreement and the termination of this Agreement. The Company will provide appropriate Directors' and Officers' Insurance naming Executive as a named insured with limits of no less than that provided to other officers and directors.

         4. Termination.

                  4.1 Termination Prior to Expiration of Term. The Executive's employment, and Executive's rights under this Agreement, may be terminated prior to the expiration of the Term of this Agreement only as provided in this Section 4.



EMPLOYMENT AGREEMENT                                                     Page 3

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                  4.2 Death or Disability.

                           (a) The Company may terminate the Executive's employment hereunder due to death or Disability (as defined below). If the Executive's employment hereunder is terminated as a result of death or Disability, the Executive (or the Executive's estate or personal representative in the event of death) shall be entitled to receive (i) all Base Salary due to the Executive through the date of termination,
         (ii) a pro-rata portion of the Annual Bonus, if any, payable for the period of Executive's employment during the fiscal year of the Company prior to Executive's termination of employment, (iii) any previously vested stock options or benefits, such as retirement benefits (items
         (i) through (iii) above collectively referred to as "ACCRUED EMPLOYMENT ENTITLEMENTS") and (iv) the Executive's full Base Salary until the expiration of twelve (12) months from the date on which the Executive was first unable substantially to perform Executive's duties hereunder and, as of the last day of such twelve-month period, shall be entitled to receive a lump sum payment equal to an additional twelve (12) months of Base Salary. Within thirty (30) days following the termination of Executive's employment due to death or Disability, the Company shall make a lump sum payment to Executive or Executive's dependents sufficient for Executive and/or Executive's dependents to continue to receive the Company's welfare benefit plans and programs, including but not limited to health, life, disability, and accident insurance plans on the same terms as senior executive active employees for a period of three (3) years following the termination of Executive's employment. The Executive and/or the Executive's dependents shall thereafter be entitled to any continuation of such benefits provided under such benefit plans or by applicable law. Following the death or Disability of the Executive, the Executive's participation under any stock option or other incentive compensation plan (other than bonuses included in the definition of Accrued Employment Entitlements) shall be governed by the terms of such plans.

                           (b) "DISABILITY" shall mean a total and permanent physical or mental impairment that (a) renders the Executive unable to perform the essential functions of the Executive's position, even with reasonable accommodation that does not impose an undue hardship on the Company, (b) has existed for three consecutive months, and (c) in the opinion of a physician mutually agreed upon by the Company and the Executive (which agreement shall not be unreasonably withheld) will last for a duration of at least nine months. The Executive's Disability shall be determined by the Company, in good faith, based upon information supplied by the Executive and the physician mutually agreed upon by the Company and the Executive.

                  4.3 Termination by the Company for Cause or by the Executive because of a Voluntary Termination.

                           (a) The Executive's employment hereunder may be terminated by the Company for Cause (as hereinafter defined) or by the Executive under a Voluntary Termination (as hereinafter defined). If the Executive's employment hereunder is terminated under this Section 4.3, the Executive shall be entitled to receive the Accrued Employment Entitlements. Furthermore, the Company shall honor any rights previously vested in the Executive under a stock option or similar incentive compensation plan or



EMPLOYMENT AGREEMENT                                                     Page 4

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         program in accordance with the terms of such plan or program. Except as specifically set forth in this Section 4.3, the Company shall have no further obligations to the Executive following a termination for Cause, or a Voluntary Termination.

                           (b) "CAUSE" shall mean (i) Executive's conviction of a felony and incarceration, (ii) a material and continuing breach of this Agreement not cured or ceased within thirty (30) days after notice of such breach by the Board, or (iii) the intentional wrongful damage to material property of the Company or its affiliates.

                           (c) "VOLUNTARY TERMINATION" shall mean a termination of employment by the Executive on Executive's own initiative other than
         (i) a termination due to Disability or (ii) a termination for Good Reason.

                           (d) The Company may not terminate the Executive's employment for Cause unless:

                                (i) The Company provides the Executive with
                  written notice (the "NOTICE OF TERMINATION") of its intent to terminate the Executive's employment for Cause, including a detailed description of the specific reasons which form the basis for such termination as well as the effective date of such termination of employment (which effective date may be the date of such Notice of Termination);

                                (ii) for a period of not less than thirty (30)
                  days after the date Notice of Termination is provided, the Executive shall have the opportunity to appear before the Board with or without legal representation, at the Executive's election, to present arguments and evidence on Executive's own behalf; and

                                (iii) following the presentation to the Board as
                  provided in (ii) above or the Executive's failure to appear before the Board at a date and time specified in the Notice of Termination (which date shall not be less than ten (10) days after the date the Notice of Termination is provided), the termination for Cause shall become effective as of the effective date specified in the Notice of Termination if (x) the Board, by the affirmative vote of all of its members (excluding the Executive if he is a member of the Board, and any other member of the Board reasonably believed by the Board to be involved in the events leading the Board to terminate the Executive's employment for Cause), determines that the actions or inactions of the Executive specified in the Notice of Termination occurred, that such actions or inactions constitute Cause, and that the Executive's employment should accordingly be terminated for Cause; and (y) the Board provides the Executive with a written determination (a "CONFIRMATION OF TERMINATION FOR CAUSE") setting forth in specific detail the basis of such termination of employment. Unless the Company reasonably establishes both (i) its compliance with the substantive and procedural requirements of this Section 4.3(d) prior to confirmation of a termination of the Executive's employment for Cause, and (ii) that the Executive's action or inaction specified in the Notice of Termination for Cause did occur and constituted Cause, any termination of the



EMPLOYMENT AGREEMENT                                                     Page 5

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                  Executive's employment with the Company shall be deemed a
                  Termination without Cause for all purposes of this Agreement.

                  4.4 Termination by the Company without Cause or by the Executive for Good Reason. The Company may terminate the Executive's employment hereunder without Cause, and the Executive shall be permitted to terminate Executive's employment hereunder for Good Reason (as hereinafter defined). If the Company terminates the Executive's employment hereunder without Cause, other than due to death or Disability, or if the Executive effects a termination for Good Reason, the Executive shall be entitled to receive the payments and benefits set forth in this Section 4.4.

                           (a) The Executive shall be entitled to receive, within ten (10) business days following the effective date of such termination of employment, the following:

                                (i) the Executive's Accrued Employment
                  Entitlements (in accordance with the terms of the benefit plans providing such benefits, where applicable); plus

                                (ii) Executive's annual Base Salary in effect as
                  of the date of such termination, plus an amount equal to the most recent Annual Bonus received by the Executive prior to the date of such termination (determined without regard to any performance goals), multiplied by the number of years remaining for the balance of the Term; plus

                                (iii) at the Executive's option, either (x) a
                  lump sum payment to Executive or Executive's dependents sufficient for Executive and/or Executive's dependents to continue to receive the Company's welfare benefit plans and programs, including but not limited to health, dental, life, disability, and accident insurance plans on the same terms as senior active executives for a period of five (5) years following the termination of Executive's employment; or (y) Executive and Executive's dependents shall be entitled to continue to participate in the Company's welfare benefit plans and insurance programs on the same terms as similarly situated active employees for a period of five (5) years from the Termination Date. Following the expiration of the five (5) year period, Executive and/or Executive's dependents shall be entitled to any continuation of benefits as are provided under such benefit plans by the Company or as are required to be provided in accordance with applicable law.

                                (iv) In addition, the Company shall, for a
                  period of five (5) years commencing on the date of Executive's termination, provide Executive, at the Company's expense, with an office and all reasonable occupancy expenses associated therewith, and related telephone, telefax facilities, and internet access expenses, and an assistant, at a location of Executive's choosing, provided that the office facilities shall be comparable to Executive's office at the Company on the date of Executive's termination.



EMPLOYMENT AGREEMENT                                                     Page 6

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                           (b) Any outstanding stock-based, equity-based or
         performance compensation awards granted to the Executive shall become fully vested and/or exercisable as of the effective date of such termination of employment and shall remain exercisable in accordance with the terms contained in the plan and agreement pursuant to which such compensation awards were granted.

                           (c) For purposes of the calculation of the Executive's benefit under any supplemental defined benefit plan in which the Executive participates, the Executive shall be credited with additional years of service equal to the remaining Term hereunder.

                           (d) "GOOD REASON" means and shall be deemed to exist if, without the prior written consent of the Executive, (i) the Executive suffers a reduction in duties, responsibilities or effective authority associated with Executive's titles and positions as set forth and described in this Agreement or is assigned any duties or responsibilities inconsistent in any material respect therewith; (ii) the Company fails to honor any provision of this Agreement; (iii) Executive is not nominated to serve (or if nominated, not elected to serve) as Chairman of the Board of the Company; (iv) the Company changes the Executive's title or reporting requirements; or (v) the relocation of the Company's primary offices at which Executive is principally employed to a location more than ten (10) miles from Executive's current offices, or the requirement by the Company for Executive to be based anywhere other than Executive's primary offices at such current location (or more than ten (10) miles therefrom) on an extended basis. No termination by the Executive shall be for "Good Reason" unless notice of such termination setting forth in particular the event(s) constituting Good Reason is delivered to the Company thirty (30) days prior to the date Executive terminates this Agreement.

                  4.5 Continuing Assistance. Regardless of the reason for the termination of Executive's employment, for a period of five (5) years beginning on the date of the termination of this Agreement, the Company will provide such reasonable assistance and support to Executive or Executive's estate as he or such estate shall reasonably require in connection with the preparation and filing of tax returns, statements, and forms insofar as such returns, statements, or forms relate to Executive's employment or other association with the Company, or any of its predecessors or affiliates. At the Company's election, such assistance and support shall be provided by either tax personnel from the Company or certified public accountants selected and compensated by the Company.

         5. Arbitration.

                  5.1 General. Any dispute, controversy or claim arising out of or relating to this Agreement, the breach hereof or the coverage or enforceability of this arbitration provision shall be settled by arbitration in Dallas, Texas (or such other location as the Company and the Executive may mutually agree), conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as such rules are in effect in Dallas/Fort Worth, Texas on the date of delivery of demand for arbitration. The arbitration of any such issue, including the determination of the amount of any damages suffered by either party hereto by reason of the acts or omissions of the other, shall be to the exclusion of any court of law. Notwithstanding the



EMPLOYMENT AGREEMENT                                                     Page 7

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foregoing, either party hereto may seek any provisional remedy in a court, including but not limited to an action for injunctive relief or attachment, without waiving the right to arbitration.

                  5.2 Procedure.


                           (a) Either party may demand such arbitration by giving notice of that demand to the other party. The notice shall state
         (x) the matter in controversy, and (y) the name of the arbitrator selected by the party giving the notice.

                           (b) Not more than fifteen days after such notice is given, the other party shall give notice to the party who demanded arbitration of the name of the arbitrator selected by the other party. If the other party shall fail to timely give such notice, the arbitrator that the other party was entitled to select shall be named by the Arbitration Committee of the American Arbitration Association. Not more than fifteen days after the second arbitrator is so named; the two arbitrators shall select a third arbitrator. If the two arbitrators shall fail to timely select a third arbitrator, the third arbitrator shall be named by the Arbitration Committee of the American Arbitration Association.

                           (c) The dispute shall be arbitrated at a hearing that shall be concluded within ten days immediately following the date the dispute is submitted to arbitration unless a majority of the arbitrators shall elect to extend the period of arbitration. Any award made by a majority of the arbitrators (x) shall be made within ten days following the conclusion of the arbitration hearing, (y) shall be conclusive and binding on the parties, and (z) may be made the subject of a judgment of any court having jurisdiction.

                           (d) The Company agrees that it will pay Executive's salary and benefits through conclusion of the arbitration.

                           (e) Any amount to which Executive is entitled under this Agreement (including any disputed amount) which is not paid when due shall bear interest from the date due but not paid at a rate equal to the lesser of eighteen percent (18%) per annum or the maximum lawful rate.

                  5.3 Costs and Expenses. All administrative and arbitration fees, costs and expenses shall be borne by the Company.

         6. Non-Assignment. This Agreement shall not be assignable nor the duties hereunder delegable by the Executive. None of the payments hereunder may be encumbered or in any way anticipated by the Executive (or Executive's estate or personal representative). The Company shall not assign this Agreement nor shall it transfer all or any substantial part of its assets without first obtaining in conjunction with such transfer the express assumption of the obligations hereof by the assignee or transferee.

         7. Survival. The provisions of Sections 4 and 5 shall survive the expiration or earlier termination of this Agreement.

         8. Taxes. All payments to the Executive under this Agreement shall be reduced by all applicable withholding required by Federal, state or local law.



EMPLOYMENT AGREEMENT                                                     Page 8

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         9. No Obligation to Mitigate; No Rights of Offset.

                  9.1 The Executive shall not be required to mitigate the amount of any payment or other benefit required to be paid to the Executive pursuant to this Agreement, whether by seeking other employment or otherwise, nor shall the amount of any such payment or other benefit be reduced on account of any compensation earned by the Executive as a result of employment by another person.

                  9.2 The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others.

         10. Notices. Any notice or other communications relating to this Agreement shall be in writing and delivered personally or mailed by certified mail, return receipt requested, or sent by overnight courier, to the party concerned at the address set forth below:

                  If to Company:          3900 Dallas Parkway
                                          Suite 500
                                          Attn:  Secretary

                  If to the Executive:    At the Executive's residence address
                                          as maintained by the Company in the
                                          regular course of its business for
                                          payroll purposes.

         Either party may change the address for the giving of notices at any time by notice given to the other party under the provisions of this Section 10. If notice is given by personal delivery or overnight courier, said notice shall be conclusively deemed given at the time of such delivery or upon receipt of such couriered notice. If notice is given by mail, such notice shall be conclusively deemed given upon deposit thereof in the Unite States mail.

         11. Entire Agreement. This Agreement, constitutes the entire agreement between the parties and supersedes all prior written and oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. Without limiting the generality of the foregoing sentence, this Agreement supersedes any prior agreement, oral or written. This Agreement may not be changed orally, but only by an agreement in writing signed by both parties.

         12. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

         13. Construction. This Agreement shall be governed under and construed in accordance with the laws of the State of Texas, without regard to the principles of conflicts of laws. The paragraph headings and captions contained herein are for reference purposes and convenience only and shall not in any way affect the meaning or interpretation of this Agreement. It is intended by the parties that this Agreement be interpreted in accordance with its fair and simple meaning, not for or against either party, and neither party shall be deemed to be the drafter of this Agreement.



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         14. Severability. If any portion or provision of this Agreement is determined by arbitration or by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining portions or provisions hereof shall not be affected. The covenants in this Agreement are severable and separate, and the unenforceability of any specific covenant shall not affect the enforceability of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

         15. Binding Effect. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the permitted successors, assigns, heirs, administrators, executors and personal representatives of the parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and in the year first written above.

                                  COMPANY:

                                  CINEMARK, INC.



                                  By: /s/ ALAN W. STOCK
                                      -----------------------------------------
                                  Name: Alan W. Stock
                                        ---------------------------------------
                                  Title: President and Chief Operating Officer
                                         --------------------------------------


                                  EXECUTIVE:


                                  /s/ LEE ROY MITCHELL
                                  ---------------------------------------------
                                  Lee Roy Mitchell





EMPLOYMENT AGREEMENT                                                     Page 10

                                 Schedule 3.2(b)


         Executive will be entitled to participate in the Company's current bonus program in effect or as may be amended from time to time during the Term of this Agreement. Pursuant to the bonus plan as currently in effect as of the date of this Agreement, Executive is entitled to an Annual Bonus determined as follows. During December of each fiscal year, the Board (or such individual, group or committee that the Board may select as its delegate), shall set a target EBITDA for the Company on a consolidated basis (the "TARGET") for the next fiscal year. For the 2002 fiscal year the Target is $186.5 million. The Executive shall receive a cash bonus equal to (i) a minimum of 80% of Executive's annual Base Salary if the EBITDA of the Company is at least 95% of the Target, or (ii) 150% of Executive's annual Base Salary if the EBITDA of the Company is equal to or greater than the Target. The percentage of the Executive's annual Base Salary shall be adjusted proportionately upward or downward, as applicable, from the established percentages if the EBITDA of the Company falls between the threshold percentages specified above. If EBITDA for any fiscal year is less than 95% of the Target, no Annual Bonus will be paid.



EMPLOYMENT AGREEMENT                                                     Page 11